                                                                   EXHIBIT 10.35

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is effective as of date set forth below ("Effective Date"), by and between Manhattan Associates, Inc., a Georgia company ("Company"), and the undersigned employee ("Employee"), an individual. For and in consideration of Employee's employment and continued employment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS. Defined terms used herein are defined in the recitals and at the end of this Agreement.

2. OWNERSHIP. (a) All Work Product will be considered work made for hire by Employee and owned by Company. To the extent that any Work Product may not by operation of law be considered work made for hire or if ownership of all rights therein will not vest exclusively in Company, Employee assigns to Company, now or upon its creation without further consideration, the ownership of all such Work Product. Company has the right to obtain and hold in its own name copyrights, patents, registrations, and any other protection available in the Work Product. Employee agrees to perform any acts as may be reasonably requested by Company to transfer, perfect, and defend Company's ownership of the Work Product.

         (b) To the extent any materials other than Work Product are contained in the materials Employee delivers to Company or its Customers, Employee grants to Company an irrevocable, nonexclusive, worldwide, royalty-free license to use and distribute (internally or externally) or authorize others to use and distribute copies of, and prepare derivative works based upon, such materials and derivative works thereof. Employee agrees that during his or her employment, any money or other remuneration received by Employee for services rendered to a Customer belong to Company.

3. TRADE SECRETS AND CONFIDENTIAL INFORMATION. (a) Company may disclose to Employee certain Proprietary Information. Employee agrees that the Proprietary Information is the exclusive property of Company (or a third party providing such information to Company) and Company (or such third party) owns all worldwide copyrights, trade secret rights, confidential information rights, and all other property rights therein.

         (b) Company's disclosure of the Proprietary Information to Employee does not confer upon Employee any license, interest or rights in or to the Proprietary Information. Except in the performance of services for Company, Employee will hold in confidence and will not, without Company's prior written consent, use, reproduce, distribute, transmit, reverse engineer, decompile, disassemble, or transfer, directly or indirectly, in any form, or for any purpose, any Proprietary Information communicated or made available by Company to or received by Employee. Employee agrees to notify Company immediately if he or she discovers any unauthorized use or disclosure of the Proprietary Information.

         (c) To further protect Proprietary Information, Employee agrees that if his or her employment with Company ends for any reason during the first three years after the initial date of employment, then for a period six (6) months after the end of Employee's employment he or she will not, without Company's prior written consent, perform any of the Duties that he or she performed on behalf of Company for the Employee's immediately prior employer if such prior employer competes with the Company Business.

         (d) Employee's obligations under this Agreement with regard to (i) Trade Secrets shall remain in effect for as long as such information remains a trade secret under applicable law, and (ii) Confidential Information shall remain in effect during Employee's employment with Company and for three years thereafter. These obligations will not apply to the extent that Employee establishes that the information communicated (1) was already known to Employee, without an obligation to keep it confidential at the time of its receipt from Company; (2) was received by Employee in good faith from a third party lawfully in possession thereof and having no obligation to keep such information confidential; or (3) was publicly known at the time of its receipt by Employee or has become publicly known other than by a breach of this Agreement or other action by Employee.

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4. CUSTOMER NON-SOLICITATION. The relationships made or enhanced during
Employee's employment with Company belong to Company. During Employee's employment and the One Year Limitation Period, Employee will not, without Company's prior written consent, contact, solicit or attempt to solicit, on his or her own or another's behalf, any Customer with whom Employee had contact in the Two Year Restrictive Period with a view of offering, selling or licensing any program, product or service that is competitive with the Company Business.

5. EMPLOYEE NON-SOLICITATION. During Employee's employment and the One Year Limitation Period, Employee will not, without Company's prior written consent, call upon, solicit, recruit, or assist others in calling upon, soliciting or recruiting any person who is or was an employee of Company during the Two Year Restrictive Period.

6. NONCOMPETE. During the One Year Limitation Period, Employee agrees that he or she will not, without Company's prior written consent, perform his or her Duties for any person or entity in the Territory which competes with the Company Business if Company is still engaged in the Company Business during such One Year Limitation Period. The parties agree and acknowledge that (i) the definitions of Duties and Territory and period of restriction reasonably and fairly limit this noncompete restriction and are reasonably required for Company's protection because Employee must perform his or her Duties on behalf of Customers who are located throughout the Territory; and (ii) by having access to information concerning employees and Company's Customers, Employee shall obtain a competitive advantage as to such parties.

7. WARRANTIES OF EMPLOYEE. Employee warrants that he or she is not presently under any agreement that will prevent him or her from the performance of duties for Company, and is not in breach of any agreement with respect to any trade secrets or confidential information owned by any other party.

8. INJUNCTIONS. Employee agrees that certain breaches by Employee of this Agreement will result in irreparable harm to Company and that the remedies at law for such breaches may not adequately compensate Company for its damages. Employee agrees that in the event of any such breaches, Company shall be entitled to an injunction in addition to any other remedies at law.

9. UNENFORCEABILITY. Any holding that a provision of this Agreement is invalid or unenforceable by a court of competent jurisdiction shall not affect the enforceability of any other provisions. If for any reason the restrictions in Sections 3 through 6 are held to be invalid or unenforceable, then such restrictions shall be interpreted or modified to include as much of the duration and scope as will render such restrictions valid and enforceable.

10. TERM. This Agreement is effective when signed by both parties and will remain in effect for an indefinite period of time. The parties agree that Employee's employment may be terminated at any time, for any reason or for no reason, for cause or not for cause, with or without notice, by Company or Employee. Upon any such termination, Employee shall return immediately to Company all documents and other property of Company, together with all copies thereof, including all Work Product and Proprietary Information, within Employee's possession or control.

11. MISCELLANEOUS. This Agreement may not be modified except by a writing signed by both parties, except that it may be supplemented by rules and regulations described in Company employee handbook and other documents provided to Employee from time to time, and Employee agrees to follow such rules and regulations. Due to the personal nature of this Agreement, Employee may not assign his or her rights or obligations under this Agreement without the prior written consent of Company. This Agreement will be governed by the laws of the State of New York without regard to its rules governing conflicts of law. This Agreement represents the entire understanding of the parties concerning its subject matter and supersedes and terminates all prior communications, agreements and understandings relating to the same. All communications concerning or required by this Agreement shall be in writing and shall be deemed given when delivered to the address listed below (as may be amended by notice), by hand, courier or express mail, or by registered or certified United States mail, return receipt requested, postage prepaid.

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The parties have executed this Agreement effective as of the ____ day of
________, 20__ ("Effective Date").

COMPANY:

                                                          EMPLOYEE:
MANHATTAN ASSOCIATES, INC.

By: /s/ Ashley Bhatra
    -------------------                                   Eric Peters
Title: EE Relations Manager                               (Print Name)
                                                          /s/ Eric Peters
                                                          ---------------
Date: 4/23/02                                             Signature

Address: 2300 Windy Ridge Parkway                         Date:________________
         Suite 700
         Atlanta, Georgia  30339                          SSN:_________________
         Attention:______________
                                                          Address: 20 Ridge Lane

                                                          Santa Cruz, CA  95060

                                   DEFINITIONS

"Company Business" shall be the development, marketing, selling, implementation and installation of computer software solutions specifically designed for the management of warehouse and distribution centers for consumer product manufacturers, retailers and retail and grocery suppliers and distributors.

"Confidential Information" means Company information in whatever form, other than Trade Secrets, that is of value to its owner and is treated as confidential.

"Customer" means any current customer or prospective customer of Company.

"Duties" shall mean those duties of the Employee while he/she was employed with the Company. This includes [selling and marketing] [the development of] [performing consulting services for customers with respect to] [the marketing of] computer software solutions developed by the Company which are specifically designed for management of warehouse and distribution centers.

"One Year Limitation Period" shall mean the twelve month period beginning immediately upon the termination of Employee's employment with Company for any reason.

"Proprietary Information" means all Trade Secrets and Confidential Information of Company.

"Territory" shall mean the United State of America.

"Trade Secrets" means information of Company constituting a trade secret within the meaning of Section 10-1-761(4) of the Georgia Trade Secrets Act of 1990, including all amendments hereafter adopted.

"Two Year Restrictive Period" shall mean the two years prior to the end of Employee's employment with Company for any reason.

"Work Product" shall mean the data, materials, documentation, computer programs, inventions (whether or not patentable), and all works of authorship, including all worldwide rights therein under patent, copyright, trade secret, confidential information, or other property right, created or developed in whole or in part by Employee while performing services in furtherance of or related to the Company Business.

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                                    EXHIBIT A

The "Duties" of the Employee shall be [to sell and market] [the development of] [performing consulting services for customers with respect to] [the marketing of] computer software solutions developed by the Company which are specifically designed for management of warehouse and distribution centers.

The "Territory" is the United States of America.

[Manhattan Associates, Inc. Letterhead]

March 11, 2002

Mr. Eric Peters
20 Ridge Lane
Santa Cruz, CA 95060

Dear Eric:

Manhattan Associates is pleased to present this offer of employment to you to join us in the position of Senior Vice President, Marketing, reporting to Richard Haddrill, President and CEO, beginning in mid April or as soon as professionally possible. This offer of employment is contingent upon the receipt of a satisfactory investigative report. If our offer is accepted, this letter will serve to confirm our understanding of the terms and conditions of your employment.

COMPENSATION

You will be compensated with a semi-monthly salary of $6,250.00, which is equivalent to an annual salary of $150,000.00, subject to all standard employment deductions.

PERFORMANCE BONUS

You will be eligible to earn an annual performance bonus of $100,000.00 of which $30,000.00 is guaranteed for the year 2000. The potential bonus will be based on milestones set up by Richard Haddrill.

RELOCATION

Manhattan Associates will pay for relocation expenses for you and your family, which includes moving of your household goods, 2 house hunting trips to Atlanta for you and your spouse, and 1 1/2% of the realtor commission fee up to $15,000.00. All expenses must be documented with receipts.

STOCK OPTIONS

This offer of employment includes a stock option grant of 100,000 shares of Manhattan Associates common stock, pursuant to the Manhattan Associates, Inc. stock option plan. This option grant and strike price is subject to the approval of the Company's Board of Directors. If approved the strike price will be set based on the date of your signed acceptance. The previous day's closing price will be the strike price. The options will vest in accordance to the terms set forth in the option agreement as follows:

         - 1/5 of the options will vest on your first-year anniversary date

         - 1/5 of the options will vest on your second-year anniversary date

         - 1/5 of the options will vest on your third-year anniversary date

         - 1/5 of the options will vest on your fourth-year anniversary date

         - 1/5 of the options will vest on your fifth-year anniversary date

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ERIC PETERS
MARCH 11, 2002
PAGE 2 OF 3

OFFICE LOCATION

Your office location will be in Atlanta, Georgia.

POLICIES AND BENEFITS

As an employee of Manhattan Associates, you will be provided with a copy of the Manhattan Associates Employee Manual, and insurance booklets which outline our personnel policies and benefits program.

Currently, these benefits include the following:

         - Health insurance will be available as either Option 1 (PPO with only in network access), or Option 2 (PPO with in and out of network access), coverage becomes effective on your employment start date

         - Company paid life and AD&D insurance (1 x salary); effective on your employment start date

         - Comprehensive dental insurance; effective on your employment start date

         -        Company paid short- and long-term disability coverage;
                  effective on the first of the month following 30 days of employment

         - 401K Program with employer match; eligibility for employee contributions begin on the first day of employment; employer match begins with 2nd year of employment

         - One vacation day per complete month worked during your first year of employment, as per our vacation policy, and one vacation day per complete month worked (up to 12) for the year thereafter; upon completion of your third year of employment
                  1.42 vacation days per complete month worked (up to 17)

         -        9 paid holidays per year

         - Educational assistance program; eligible after 6 months of employment

         -        Discounted health club membership

         -        Credit Union and Group Banking privileges through SunTrust
                  Bank

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ERIC PETERS
MARCH 11, 2002
PAGE 3 OF 3

AT-WILL EMPLOYMENT

If you choose to accept this offer, please understand your employment is "at-will," voluntarily entered into and is for no specific period. As a result, you are free to resign at any time, for any reason, or for no reason. Similarly, Manhattan Associates is free to continue its at-will employment relationship with you at any time, with or without cause.

CONFIDENTIALITY AND AUTHORIZATION TO WORK

As a condition of employment, you will be requested to sign an Employment Agreement. You should also note that you would be required to show proof of citizenship, permanent residency in the U.S., or authorization to work in the U.S. within three business days of your date of hire.

SEVERANCE

You will receive a severance payment equal to six (6) months of your then current base salary should you be terminated for a reason other than termination for cause and paid in either twelve (12) equal monthly installments or one lump sum at our discretion and subject to the execution of a severance agreement. No such payment will be due should you voluntarily resign.

NON-COMPETE

Upon termination with Manhattan Associates and for twelve (12) months you agree not to use or share any confidential, proprietary of trade secret information about any aspect of Manhattan Associates' business with any other party at any time in the future. You also agree that you will not work for any of the direct competitors of Manhattan Associates listed in Schedule A (attached) for a period of twelve (12) months from the date of your termination. Further, you agree that you will not recruit, hire, or cause to be hired, any of Manhattan Associates' employees for a period of twelve (12) months from the date of your termination.

ACCEPTANCE

To indicate your acceptance of this offer, please sign below, and return to me. This letter, along with the Manhattan Associates Employee Manuel which you will receive at the start of employment, set forth the terms of your employment with Manhattan Associates and supersede any prior representations and agreements, whether written or oral. This letter may only be modified by a written agreement signed by you and the Chief Financial Officer or me.

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ERIC PETERS
MARCH 11, 2002
PAGE 4 OF 3

We hope you agree that you have a great contribution to make to the software industry by way of Manhattan Associates, and that you will find working here a rewarding experience. We look forward to the opportunity of working with you to create a successful company, and we are confident that your employment with Manhattan Associates will prove mutually beneficial.

/s/ James M. Cook
James M. Cook
Vice President, Human Resources

AGREED AND ACCEPTED BY:

/s/ Eric Peters                                      Date: 3/11/02
------------------------------------
Eric Peters